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                            CASE CREDIT CORPORATION

                             OFFICERS' CERTIFICATE
                                      AND
                                 COMPANY ORDER

     With respect to the issuance by Case Credit Corporation (the "Company") of $200,000,000 aggregate principal amount of its 6 1/8% Notes Due February 15, 2003 (the "Notes") conditionally guaranteed (the "Guarantee") by Case Corporation (the "Guarantor"), on behalf of the Company, Kenneth R. Gangl and Robert A. Wegner, the undersigned officers of the Company, certify pursuant to Sections 2.1, 3.1 and 3.3 of the Indenture, dated as of February 1, 1996 (the "Indenture"), between the Company, the Guarantor and The Bank of New York, as Trustee (the "Trustee"), as follows:

     1. We have read Sections 2.1, 3.1 and 3.3 of the Indenture and the definitions therein relating hereto, reviewed the resolutions of the Board of Directors of the Company adopted on December 18, 1995 (attached as Exhibit C to the Secretary's Certificate of Case Credit Corporation of even date herewith), reviewed the Actions of the Authorized Officers of Case Credit Corporation, dated February 9, 1996 (attached as Exhibit D to the Secretary's Certificate of Case Credit Corporation of even date herewith, the "Actions of the Authorized Officers"), conferred with executive officers of the Company and, in our opinion, made such other examinations and investigations as are necessary to enable us to express an informed opinion as to whether Sections 2.1, 3.1 and 3.3 of the Indenture have been complied with.

     2. Based on the above-described examinations and investigations, in our opinion, all conditions precedent relating to the authentication and delivery of the Notes, including those conditions under Sections 2.1,
          3.1 and 3.3 of the Indenture, have been complied with.

     3. The terms of the Notes are set forth in the Actions of the Authorized Officers.

     4. In accordance with the provisions of Section 3.3 of the Indenture, the Trustee is hereby authorized and requested to authenticate the Notes and to deliver the Notes to or at the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Lazard Freres & Co. LLC, Lehman Brothers Inc., and Morgan Stanley & Co. Incorporated.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.




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     IN WITNESS WHEREOF, on behalf of the Company, the undersigned have executed this Officers' Certificate and Company Order as of this 14th day of February, 1996.

                              CASE CREDIT CORPORATION


                              By:   /s/ Kenneth R. Gangl
                                  -----------------------------
                                  Name:  Kenneth R. Gangl
                                  Title: President and
                                         Chief Executive Officer



                              By:   /s/ Robert A. Wegner
                                  -----------------------------
                                  Name:  Robert A. Wegner
                                  Title: Vice President, Chief
                                         Financial Officer and
                                         Treasurer